UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018 (May 31, 2018)

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2018, Genco Shipping & Trading Limited (the “Company”) entered into a five-year senior secured credit facility (the “New Credit Facility”) for an aggregate principal amount of up to $460,000,000 with Nordea Bank AB (publ), New York Branch  (“Nordea”), as Administrative Agent and Security Agent, the various lenders party thereto, and Nordea, Skandinaviska Enskilda Banken AB (publ), ABN AMRO Capital USA LLC, DVB Bank SE, Crédit Agricole Corporate & Investment Bank, and Danish Ship Finance A/S  as Bookrunners and Mandated Lead Arrangers. Deutsche Bank AG Filiale Deutschlandgeschäft, and CTBC Bank Co. Ltd. are Co-Arrangers under the New Credit Facility. On June 5, 2018, proceeds of $460,000,000 under the New Credit Facility were used, together with cash on hand, to refinance all of the Company’s existing credit facilities, which are described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, into one facility, and pay down the debt on seven of the Company’s oldest vessels, which have been identified for sale. In particular, the New Credit Facility provides for the following key terms:

•	The final maturity date of the New Credit Facility is May 31, 2023.
•
Borrowings under the New Credit Facility will bear interest at LIBOR plus 325 basis points through December 31, 2018 and LIBOR plus a range of 300 to 350 basis points thereafter, dependent upon the Company’s ratio of total net indebtedness to the last twelve months EBITDA. Scheduled amortization payments are $15,000,000 per quarter commencing on December 31, 2018, with a final payment of $190,000,000 due on the maturity date.

•
Scheduled amortization payments may be recalculated upon the Company’s request based on changes in collateral vessels, prepayments of the loan made as a result of a collateral vessel disposition as part of the Company’s fleet renewal program, or voluntary prepayments, subject in each case to a minimum repayment profile under which the loan will be repaid to nil when the average age of the vessels serving as collateral from time to time reaches 17 years.  Mandatory prepayments are applied to remaining amortization payments pro rata, while voluntary prepayments are applied to remaining amortization payments in order of maturity.

•	Acquisitions and additional indebtedness are allowed subject to compliance with financial covenants, a collateral maintenance test, and other customary conditions.
•
Dividends may be paid after December 31, 2018 (or potentially earlier if the Company elects to change the date of its first amortization payment due December 31, 2018 to an earlier date) subject to customary conditions and a limitation of 50% of consolidated net income for the quarter preceding such dividend payment if the collateral maintenance test ratio is 200% or less for such quarter.

•
Collateral vessels can be sold or disposed of without prepayment of the loan if a replacement vessel or vessels meeting certain requirements are included as collateral within 120 days of such sale or disposition.  In addition:

•	we must be in compliance with the collateral maintenance test;
•	the replacement vessels must become collateral for the loan; and either
•	the replacement vessels must have an equal or greater appraised value than the collateral vessels for which they are substituted, or
•
ratio of the aggregate appraised value of the collateral vessels (including replacement vessels) to the outstanding loan amount after the collateral disposition (accounting for any prepayments of the loan by the time the replacement vessels become collateral vessels) must equal or exceed the aggregate appraised value of the collateral vessels to the outstanding loan before the collateral disposition.

•	Key financial covenants include:
•	minimum liquidity, with unrestricted cash and cash equivalents to equal or exceed the greater of $30 million and 7.5% of total indebtedness;
•
minimum working capital, with consolidated current assets (excluding restricted cash) minus consolidated current liabilities (excluding the current portion of long-term indebtedness) to be not less than zero;

•	debt to capitalization, with the ratio of total indebtedness to total capitalization to be not more than 70%; and
•	collateral maintenance, with the aggregate appraised value of collateral vessels to be at least 135% of the principal amount of the loan outstanding under the New Credit Facility.
•
Collateral includes the current vessels in the Company’s fleet other than the seven oldest vessels in the fleet which have been identified for sale, collateral vessel earnings and insurance, and time charters in excess of 24 months in respect of the collateral vessels.

In connection with the entry into the New Credit Facility, the Company anticipates recording a loss on debt extinguishment totaling approximately $4.5 million for the quarter ended June 30, 2018.  The Company currently estimates that legal fees of approximately $1.0 million incurred in connection with the New Credit Facility will be reflected in its general and administrative expenses for such quarter.  These estimates remain subject to change based on actual results.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the New Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following an amendment to the Marshall Islands Business Corporations Act (the “BCA”) permitting the board of directors of a corporation to act through consents by electronic transmission, on June 4, 2018, the Company’s Board of Directors adopted an amendment to the Company’s Amended and Restated By-Laws permitting the Board of Directors to act by written consent or any other means permitted under the BCA.  Such amendment is filed as Exhibit 3.1 hereto and is incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD.

The Company disclosed the following information today on updated estimated breakeven rates for the quarterly period ending June 30, 2018, which take into account entering into the New Credit Facility.  The information in this Item 7.01 is based on preliminary estimates for such period and is subject to change:

Daily Expenses by Category(1)	Free Cash Flow(2)	Net Income
Direct Vessel Operating(3)	$4,440	$4,440
General and Administrative Expenses(4)	1,014	1,197
Technical Management Fees(5)	357	357
Drydocking(6)	156	-
Interest Expense(7)	1,434	1,553
Fixed Debt Repayments(8)	128	-
Depreciation(9)	-	3,096
Daily Expense(10)	$7,529	$10,643
Number of Vessels	60.00	60.00

(1)	Estimated daily expenses are presented for illustrative purposes.

(2)
Free Cash Flow is defined as net income plus depreciation less capital expenditures, primarily vessel drydockings, plus other non-cash items, namely nonvested stock amortization and deferred financing costs, less fixed debt repayments. However, this does not include any adjustment for accounts payable and accrued expenses incurred in the ordinary course of business.  We consider Free Cash Flow to be an important indicator of our ability to service debt.

(3)	Direct Vessel Operating Expenses are based on management’s estimates and budgets submitted by our technical managers. We believe DVOE are best measured for comparative purposes over a 12-month period.

(4)
General & Administrative Expenses are based on a budget set forth at the beginning of the year. Actual results may vary. Included in the above are expenses associated with the debt refinancing under the $460 million facility that are currently estimated to be approximately $1.0 million and remain subject to change based on actual results.

(5)	Management Fees are based on the contracted monthly rate per vessel for the technical management of our fleet.

(6)	Drydocking expenses represent estimated drydocking expenditures for Q2 2018.

(7)
Interest expense is based on our debt level as of March 31, 2018 less scheduled debt repayments in Q2 2018 under our credit facilities and does not assume that we exercise our option to PIK 150 bps of the 375 bps margin under our $400 Million Credit Facility. Deferred financing costs are included in calculating net income interest expense. Interest expense is calculated based on an assumed LIBOR rate under our credit facilities plus the facilities’ respective margins. Figures presented reflect the funding of the new $460 million facility in June 2018. Figures presented do not include a loss on debt extinguishment totaling approximately $4.5 million anticipated to be recorded in Q2 2018 associated with the debt refinancing.

(8)
Genco’s fixed debt repayments for Q2 2018 aggregate to $0.7 million. Fixed debt repayments exclude $4.1 million paid down under the $400 Million Credit Facility in May 2018 from cash flow from operations in Q1 2018 and the balance of the debt pay down to $460 million of debt outstanding in June 2018.

(9)	Depreciation is based on cost less estimated residual value and amortization of drydocking costs. Depreciation expense utilizes a residual scrap rate of $310 per LWT.

(10)	The amounts shown will vary based on actual results.

Limitation on Incorporation by Reference

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as otherwise stated in such filing.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance.  These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the following: (i) declines or sustained weakness in demand in the drybulk shipping industry; (ii) continuation of weakness or declines in drybulk shipping rates; (iii) changes in the supply of or demand for drybulk products, generally or in particular regions; (iv) changes in the supply of drybulk carriers including newbuilding of vessels or lower than anticipated scrapping of older vessels; (v) changes in rules and regulations applicable to the cargo industry, including, without limitation, legislation adopted by international organizations or by individual countries and actions taken by regulatory authorities; (vi) increases in costs and expenses including but not limited to: crew wages, insurance, provisions, lube oil, bunkers, repairs, maintenance, general and administrative expenses, and management fee expenses; (vii) whether our insurance arrangements are adequate; (viii) changes in general domestic and international political conditions; (ix) acts of war, terrorism, or piracy; (x) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking or maintenance and repair costs) and unanticipated drydock expenditures; (xi) the Company’s acquisition or disposition of vessels; (xii) the amount of offhire time needed to complete repairs on vessels and the timing and amount of any reimbursement by our insurance carriers for insurance claims, including offhire days; (xiii) the completion of definitive documentation with respect to charters; (xiv) charterers’ compliance with the terms of their charters in the current market environment; (xv) the extent to which our operating results continue to be affected by weakness in market conditions and freight and charter rates; (xvi) our ability to maintain contracts that are critical to our operation, to obtain and maintain acceptable terms with our vendors, customers and service providers and to retain key executives, managers and employees; (xvii) the actual amount of the loss on debt extinguishment that we record for the quarter ended June 30, 2018; and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation,  our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequent reports on Form 10-Q and Form 8-K.  Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by our board of directors each quarter after its review of our financial performance.  The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary.  We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
3.1	Amendment to Amended and Restated By-Laws, adopted June 4, 2018.

10.1
Up to US$460,000,000 Senior Secured Credit Agreement dated May 31, 2018, by and among Genco Shipping & Trading Limited as Borrower, the lenders party thereto from time to time, Nordea Bank AB (publ), New York Branch, Skandinaviska Enskilda Banken AB (publ), ABN AMRO Capital USA LLC, DVB Bank SE, Crédit Agricole Corporate & Investment Bank, and Danish Ship Finance A/S, as Bookrunners and as Mandated Lead Arrangers, and Nordea Bank AB (publ), New York Branch as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: June 5, 2018

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated By-Laws, adopted June 4, 2018.

10.1
Up to US$460,000,000 Senior Secured Credit Agreement dated May 31, 2018, by and among Genco Shipping & Trading Limited as Borrower, the lenders party thereto from time to time, Nordea Bank AB (publ), New York Branch, Skandinaviska Enskilda Banken AB (publ), ABN AMRO Capital USA LLC, DVB Bank SE, Crédit Agricole Corporate & Investment Bank, and Danish Ship Finance A/S, as Bookrunners and as Mandated Lead Arrangers, and Nordea Bank AB (publ), New York Branch as Administrative Agent.